Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Carolina National Corporation

We consent to the use of our report dated March 16, 2007, with respect to the consolidated financial statements of Carolina National Corporation and subsidiary in the 2006 Annual Report on Form 10-KSB incorporated herein by reference and to the reference to our firm under the heading “Experts” in the proxy statement-prospectus of First National Bancshares, Inc.

/s/ Elliott Davis, LLC

Columbia, South Carolina
March 25, 2008